SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                          February 28, 2001
                                                            -----------------



                  INSITUFORM TECHNOLOGIES, INC.
            ------------------------------------------------
                (Exact name of registrant as specified in its charter)


        Delaware                     0-10786                   13-3032158
--------------------------  ---------------------------  -----------------------
     (State or other         (Commission File Number)        (IRS Employer
     jurisdiction of                                      Identification No.)
     incorporation)
--------------------------


702 Spirit 40 Park Drive, Chesterfield, Missouri                  63005
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              (Address of principal executive offices)            (Zip Code)


Registrant's telephone number,
including area code                                         (636) 530-8000
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 Item 2.    Acquisition or Disposition of Assets.
            -------------------------------------

      On February 28, 2001, the Registrant issued a press release announcing that it had completed the acquisition of Kinsel Industries, Inc., a Houston, Texas company ("Kinsel"), and Tracks of Texas, Inc., a Houston, Texas company ("Tracks"), pursuant to the provisions of the Agreement and Plan of Merger dated January 13, 2001 (the "Merger Agreement") by and among the Registrant, K Acquisition Corp., a wholly-owned subsidiary of the Registrant ("K Sub"), and TRX Acquisition Corp., a wholly-owned subsidiary of the Registrant ("TRX Sub"), Kinsel and Tracks and the shareholders of Kinsel and Tracks (the "Kinsel/Tracks Shareholders"). In accordance with the terms of the merger (the "Merger") of K Sub with and into Kinsel and of TRX Sub with and into Tracks provided for under the Merger Agreement, Kinsel and Tracks became wholly-owned subsidiaries of the Registrant, and the Kinsel/Tracks Shareholders received total consideration of $80,000,000, of which $10,000,000 was in cash, $5,350,000 was in promissory notes ("Merger Consideration Notes") and $64,650,000 was in Class A common shares, par value $.01 per share, of the Registrant ("ITI Common Stock"). The $80,000,000 of merger consideration paid to the Kinsel/Tracks Shareholders was determined through arms-length negotiations between the Registrant and the Kinsel/Tracks Shareholders.

      Pursuant to the terms of the Merger Agreement, the Registrant deposited the Merger Consideration Notes and $2,650,000 of ITI Common Stock issued pursuant to the Merger into an escrow account to serve as collateral for the indemnification and other obligations of the Kinsel/Tracks Shareholders under the Merger Agreement. The cash portion of the merger consideration was paid from the cash reserves of the Registrant, and the ITI Common Stock was issued from the treasury shares held by the Registrant. The signing of the definitive Merger Agreement was previously announced by the Registrant in a press release issued January 16, 2001.

      Pursuant to the terms of the Merger Agreement, the Registrant entered into separate employment agreements with Richard L. Kinsel, Jr., John McGillis, H.R. "Bubba" Bland, Richard Croxton and Richard Fuller, each for a two-year term from the closing date of the Merger. Under the employment agreements, Mr. Kinsel will serve as the Executive Vice President of Kinsel, Mr. Croxton will serve as Executive Vice President Operations of Kinsel, Mr. Fuller will serve as Vice President-Controller of Kinsel, Mr. Bland will serve as Vice President Field Operations of Kinsel and Mr. McGillis will serve as the Vice President Microtunneling of Kinsel. Each employment agreement contains a non-solicitation and non-competition provision with the Registrant which extends from the closing date of the Merger until the later of three years thereafter or two years following termination of employment with Registrant.

      Kinsel is primarily involved in water and sewer markets and other contracting businesses. Their water/sewer business includes pipebursting, microtunneling, other pipe rehabilitation and construction, and erection of water and sewer treatment plants. Kinsel's other contracting business is involved with highway, bridge and airport construction. The Registrant intends to operate Kinsel as two divisions: water/sewer and other construction. For fiscal year ended December 31, 2000, revenues in these two divisions were approximately $50,000,000 each. The


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other construction business, however, does not fit the Registrant's strategy and will be evaluated for possible divestiture in the future. Tracks primarily leases equipment and office space to Kinsel and will continue to operate accordingly.

      Reference is hereby made to the Registrant's February 28, 2001 press release attached to this Current Report as Exhibit 99.1, which is incorporated into this item.

Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits.

      (a)   Financial statements of businesses acquired.

      The financial statements of Kinsel and Tracks required to be filed as part of this Current Report on Form 8-K (the "Financial Statements") are not included in this Current Report. In accordance with Item 7(a)(4) of Form 8-K, the Registrant will file the Financial Statements not later than 60 days after the date that this Current Report must be filed.

      (b)   Pro forma financial information.

      The pro forma information required to be filed as part of this Current Report on Form 8-K (the "Pro Forma Information") are not included in this Current Report. In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the Pro Forma Information not later than 60 days after the date that this Current Report must be filed.

      (c)   Exhibits.

      The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        INSITUFORM TECHNOLOGIES, INC.


                        By:  /s/ Joseph A. White
                             -------------------------------------------
                             Joseph A. White
                             Vice President and Chief Financial Officer

Date: March 14, 2001




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                                INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit        Description

2 Agreement and Plan of Merger dated January 13, 2001 by and among the Registrant, K Acquisition Corp. and TRX Acquisition Corp., Kinsel Industries, Inc. and Tracks of Texas, Inc. and the Kinsel/Tracks Shareholders

99.1           Press Release of the Registrant issued February 28, 2001